UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 3, 2018

MELINTA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35405	45-4440364
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 George Street, Suite 301, New Haven, CT	06511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 617-1309

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

As previously disclosed by Melinta Therapeutics, Inc. (the “Company”) on the Current Report on Form 8-K filed on September 19, 2018, Paul Estrem, the Company’s former Chief Financial Officer, terminated his employment with the Company, effective October 1, 2018 (the “Separation Date”).

On October 3, 2018, in connection with his separation, Mr. Estrem delivered to the Company an executed separation and release agreement (the “Separation Agreement”), pursuant to which Mr. Estrem is entitled to (i) continued payment of his base salary for a 12-month period following the Separation Date, (ii) subject to his election of COBRA continuation coverage, reimbursement for the full cost of such COBRA continuation coverage, until the earlier of (x) the end of the 12-month period following the Separation Date, and (y) the date he becomes eligible for coverage under another group health plan, (iii) a pro-rated annual bonus for the 2018 fiscal year assuming target achievement of the applicable individual performance objectives and based on actual achievement of 2018 Company performance objectives, to be paid at the same time it would otherwise have been paid had no separation occurred, but in no event later than March 15, 2019, (iv) an extension of the period during which Mr. Estrem may exercise his vested options from 90 days to 6 months following the Separation Date, and (v) outplacement assistance through a service provider selected by the Company for a period of 12 months.

Under the Separation Agreement, Mr. Estrem is required to provide a customary general release to the Company in order to receive the payments and benefits described above and has also agreed to remain subject to certain non-competition, non-solicitation, confidentiality and other covenant obligations that apply following the Separation Date. The Agreement includes provisions allowing Mr. Estrem to revoke his execution of the Separation Agreement during a period of seven days following its delivery to the Company.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text thereof, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Separation and Release Agreement between Melinta Therapeutics, Inc. and Paul Estrem, delivered on September 17, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Melinta Therapeutics, Inc.

By:	/s/ Daniel Mark Wechsler
Daniel Mark Wechsler
Chief Executive Officer

Dated: October 5, 2018